AMENDMENT TO CORPORATE RELATIONS GROUPS, INC. and
                    DELTA PETROLEUM CORPORATION, PUBLIC
            RELATIONS/MARKETING CONTRACT dated August 10, 1995.


     As per paragraph 8, of the Lead Generation/Corporation
Relations Agreement dated August 10, 1995, this letter will serve as an Amendment to this Contract after it has been properly executed as required in paragraph 8.

     1. Parties hereby Agree to modify Exhibit "A", line 1, from twelve (12) months to sixty (60) months.

     2. Exhibit "A", item I, sub-section A, is hereby modified from twelve (12) months to sixty (60) months.

     3. Exhibit "A", item I, subparagraph A, is hereby amended to read: 550,000 of a 18 page, four column magazine will be created of which a minimum of four (4) page in each issue will be dedicated for advertorial to the client, with an additional 450,000 to be mailed.

     4. Exhibit "A", paragraph 1 subparagraph B, will be amended to read twenty thousand (20,000) instead of five thousand (5,000).

     5. Exhibit "B" paragraph A, will be amended to read SEVEN HUNDRED AND FIVE THOUSAND AND 00/100 ($705,000.00) DOLLARS. $300,000.000 has been paid by issurance of 54,546 shares of Delta Petroleum Corporation common stock and balance of which is to be paid in 2 equal installments of $202,500.00.

     6. Exhibit "B" will be amended as follows by the addition to the following language:

G. CRG will be guaranteed an additional 200,000 options at $5.75 for 12 months from the date of the signing of this amendment which will replace all options granted except for the options issued at $6.60.

     This letter of Agreement modifying the Agreement dated August 10, 1995 are the only changes and modifications agreed to by all parties.

     IN WITNESS WHEREOF, this Agreement is executed as of May 2,
1996.


CORPORATE RELATIONS GROUP, INC.    DELTA PETROLEUM CORPORATION


BY: s/Robert E. Veitia             s/Aleron H. Larson, Jr.
     Roberto E. Veitia             Aleron H. Larson, Jr.
     President                     CEO/Chairman